Exhibit 99.1

For Information Contact
Jay Nielsen, CFO
National Beef Packing Company, LLC
(816) 713-8504

NATIONAL BEEF PACKING COMPANY, LLC
TO CONDUCT CONFERENCE CALL

            KANSAS CITY, Missouri, November 23, 2005 - National Beef Packing Company, LLC announced today it will conduct a conference call to review its fourth quarter and fiscal year 2005 financial performance on November 30 at 10:00 a.m. Eastern Time ( 9:00 a.m. Central Time).  Investors who wish to access the call should dial 800-500-0177.

            A replay of the conference call will be available beginning at 7 p.m. Eastern Time (6 p.m. Central Time) November 30 through midnight on December 14 at 888-203-1112 access code 6448730.

About National Beef Packing Company, LLC

            National Beef Packing Company, LLC is the fourth largest beef processing company in the United States.  The company processes, packages and delivers fresh beef for sale to customers in the United States and international markets.  Its products include boxed beef, and value-added beef products including branded boxed beef, case-ready beef and pork, chilled export beef and portion control beef.  For more information, please visit www.nationalbeef.com.

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